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                                                              EXHIBIT 3(i).3


                                   Form of
            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        INTENSIVA HEALTHCARE CORPORATION


         INTENSIVA HEALTHCARE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         I. The name of the Corporation is Intensiva HealthCare Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 19, 1994. The name under which the Corporation filed its original Certificate of Incorporation was Transitional Care of America, Inc.

         II. This Third Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the second Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on December 22, 1995 (the "Second Amended and Restated Certificate of Incorporation"), as amended July 18, 1996, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242, and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

         III. The text of the Second Amended and Restated Certificate of Incorporation, as amended, is hereby further amended and restated in its entirety to provide as follows:

                                   ARTICLE I
                                      NAME

         The name of the Corporation is Intensiva HealthCare Corporation.

                                   ARTICLE II
                               REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware, and the name of its registered agent at such address is:

                 The Corporation Trust Company
                 1209 Orange Street
                 New Castle County
                 Wilmington, Delaware 19802




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                                                               EXHIBIT 3(i).3



                                  ARTICLE III
                                    PURPOSE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                 CAPITAL STOCK

         Section 1. Number of Shares.


         The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Million shares, of which (a) Thirty Million shares shall be preferred stock, par value $0.001 per share (the "Undesignated Preferred Stock") and (b) Seventy Million shares shall be common stock, par value $0.001 per share (the "Common Stock"). As set forth in this
Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Undesignated Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Undesignated Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.


         The number of authorized shares of the class of Undesignated Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock, pursuant to the resolution or resolutions establishing the class of Undesignated Preferred Stock or this Third Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

         Section 2. General.

         The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, Sections 3 and 4 of this Article IV.

         Section 3. Common Stock.

         Subject to all of the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designation of any series of Undesignated Preferred Stock) or by the Board of Directors or any authorized committee thereof pursuant to this Article IV:





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                 (a)      the holders of the Common Stock shall have the
exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

                 (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

                 (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

         Section 4. Undesignated Preferred Stock.

         Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Section 4 shall require the affirmative vote of a majority of the directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the extent permitted by law:

                 (a) The distinctive serial designation and the number of shares constituting such series;

                 (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                 (c) The voting powers, full or limited, if any, of the shares of such series;

                 (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                 (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;





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                 (f)      Whether the shares of such series shall be entitled
to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                 (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                 (h) The price or other consideration for which the shares of such series shall be issued;

                 (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                 (j)      Such other powers, preferences, rights,
qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                   ARTICLE V
                               STOCKHOLDER ACTION


         Section 1.  Actions at Stockholder Meetings.

         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

         Section 2.  Special Voting Requirements.

         Where stockholder approval is required by applicable state law for any of the following transactions, the vote required for such approval shall be the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares:

                 (a)      Any plan of merger;

                 (b)      Any plan of exchange;





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                 (c)      Any sale, lease, transfer or other disposition of all
or substantially all of this Corporation's property and assets, including its goodwill, not in the usual and regular course of its business;

                 (d)      Any dissolution of this Corporation;

                 (e) Any amendment to, or repeal of, a bylaw or bylaws lawfully proposed by a stockholder or stockholders holding at least the required statutory voting power; or

                 (f) Any amendment to, or repeal of, all or any portion of this Article V, provided, however, that if the then current or a preexisting Board of Directors of this Corporation shall by resolution adopted at a meeting of the Board of Directors have approved one of the enumerated matters (other than dissolution of this Corporation or an amendment of this Article V to alter the two-thirds dissolution vote) and shall have determined to recommend it for approval by the holders of shares entitled to vote on the matter, then the vote required shall be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares.

                                   ARTICLE VI
                                   DIRECTORS

         Section 1. General.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         Section 2. Election of Directors.

         Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

         Section 3. Terms of Directors.

         The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be ________________________; the initial Class II Directors of the Corporation shall be ________________________________; and the initial Class III Directors of the Corporation shall be _________________________________. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1997; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders,




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the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Third Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Third Amended and Restated Certificate of Incorporation and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3.

         During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and
(b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

         Section 4. Vacancies.

         Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor





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shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         Section 5. Removal.

         Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Third Amended and Restated Certificate of Incorporation, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

         Section 6.  Changes to Number of Directors.

         Any amendment to the By-Laws by the Board of Directors which changes the number of Directors shall be permitted only upon the affirmative vote of at least a majority of the full Board of Directors. When the number of directors is so changed by action of the Board of Directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes of directors so as to make all classes as nearly equal in number as possible. When the number of directors is reduced in the By-Laws, such reduction in the number of persons actually holding the office of director shall be accomplished only through the death, resignation, removal for cause, or expiration of the term of a director. No director shall be removed from office for the purpose of reducing the number of directors holding office to that number of directors authorized in the By-Laws. Newly created directorships shall be filled by a majority vote of the then sitting members of the Board of Directors, and the term of each such newly created directorship shall expire at the next expiration of terms of directors of the class to which such newly created directorship is designated.





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                                  ARTICLE VII
                            LIMITATION OF LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         Section 1. Amendment by Directors .

         Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         Section 2. Amendment by Stockholders .

         The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.




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                                   ARTICLE IX
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend or repeal this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Third Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Third Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Third Amended and Restated Certificate of Incorporation, and in addition to any other vote of the holders of voting stock that is required by this Third Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Third Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI,
Article VII, Article VIII, or this Article IX of this Third Amended and Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by David W. Cross, its President, this ______ day of ______________, 1996.



                                   By:
                                      _____________________________________
                                            David W. Cross, President







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Certificate of Incorporation Adopted July 15, 1996